AMENDING AGREEMENT

TO THE LETTER LOAN AGREEMENT DATED MAY 6, 2009

Dated as of October 30, 2009

between

ABITIBI-CONSOLIDATED INC.
(as Borrower)

and

DONOHUE CORP.
(as Borrower)

and

BANK OF MONTREAL
(as Lender)

READ AND RECEIVED BY:

INVESTISSEMENT QUÉBEC
(as Sponsor)

GOWLINGS

AMENDING AGREEMENT DATED AS OF OCTOBER 30, 2009 TO THE LETTER LOAN AGREEMENT DATED MAY 6, 2009

AMONG:	ABITIBI-CONSOLIDATED INC., a debtor-in-possession, as Borrower

AND:	DONOHUE CORP., a debtor-in-possession, as Borrower

AND:	BANK OF MONTREAL, as Lender

READ AND RECEIVED BY:	INVESTISSEMENT QUÉBEC, as Sponsor

WHEREAS the Lender and the Borrowers have entered into a letter loan agreement dated May 6, 2009 (the "Letter Loan Agreement");

WHEREAS the Sponsor has received and read the Letter Loan Agreement;

WHEREAS ACI has requested from the Lender and the Sponsor an extension of the repayment of the DIP Facility;

WHEREAS the Lender, the Borrowers and the Sponsor wish to amend the Letter Loan Agreement in order to modify certain provisions of the Letter Loan Agreement to extend the term of the DIP Facility under the terms and conditions mentioned herein;

AND WHEREAS the amendments provided herein are subject to the approval of the Superior Court of Québec (the "CCAA Court").

NOW, THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.       INTERPRETATION

            Unless otherwise defined in this Amending Agreement, capitalized terms used herein shall have the meanings given to them in the Letter Loan Agreement.

2.       AMENDMENTS

            With effect as of and from the date each of the conditions precedent set forth under Section 3 of this Amending Agreement have been met to the satisfaction of the Lender:

2.1          The "Availability" section on page 3 of the Letter Loan Agreement is modified by deleting the first paragraph thereof and replacing it with the following:

"Subject to the satisfaction of the Initial Availability Conditions (as set forth below), the DIP Facility shall be available to the Borrowers, up to but excluding the earliest of December 15, 2009 or the closing of the sale (the "MPCO Transaction") of ACCC's indirect interest in the Manicouagan Power Company (the "Expected Repayment Date"), by way of multiple borrowings; provided that the aggregate amount of Loans made to Donohue shall not exceed US$10 million."

2.2          The "Term and Termination" section on page 5 of the Letter Loan Agreement is modified by deleting sub-section (i) thereof and replacing it with the following:

                                "(i)       June 15, 2010 (the "Maturity Date");"

2.3          The "Mandatory Prepayments" section on page 8 of the Letter Loan Agreement is modified by deleting sub-section (iv) thereof and replacing it with the following:

"(iv)     any direct or indirect sale of the Borrower's interest in the assets of the Manicouagan Power Company. Following the closing of the MPCO Transaction, the Borrower will not be entitled to draw on the DIP Facility."

2.4           The "Structuring Fee" section on page 9 of the Letter Loan Agreement is modified by deleting sub-section (iii) thereof and replacing it with the following:

"(iii)      1% of the Commitment Amount if any Obligations are still outstanding hereunder as of November 1st, 2009."

2.5            The "Specified Events of Default" section on page 16 of the Letter Loan Agreement is modified by deleting sub-section (vi) thereof and replacing it with the following:

"(vi)      The failure of the Borrowers to repay the DIP Facility on or before the earlier of (i) December 15, 2009 and (ii) the closing of the MPCO Transaction."

3.             CONDITIONS PRECEDENT

3.1           The amendments stipulated at Section 2 of this Amending Agreement shall take effect upon the following conditions being met to the satisfaction of the Lender and the Sponsor:

                    (a)                 this Amending Agreement shall have been signed by all parties thereto and delivered to the Lender and the Sponsor;

                        (b)                the extension of the DIP Facility, as envisaged in this Amending Agreement, shall be approved by a CCAA Court;

                        (c)                 an amendment to the Sponsor Guarantee shall have been executed and delivered to the Lender;

                        (d)                an amendment to the Sponsor Commitment shall have been executed and delivered to the Sponsor; and

                        (e)                 the amendment fees and the Sponsor's Guarantee fee shall have been paid to the Sponsor upon execution of this Amending Agreement.

4.             GENERAL

4.1             This Amending Agreement shall be interpreted in accordance with the laws of the Province of Québec and the federal laws of Canada and the parties hereby attorn and submit to the non‑exclusive jurisdiction of the courts of the Province of Québec.

4.2             Subject to the Letter Loan Agreement, no provision of this Amending Agreement, or any other document or instrument in existence among the parties may be modified, waived or terminated except by an instrument in writing executed by the party against whom such modification, waiver or termination is sought to be enforced. The amendments stipulated in Section 2 of this Amending Agreement are declared to be supplemental to the Letter Loan Agreement and to form part thereof and shall have the same effect as though incorporated in the Letter Loan Agreement. All provisions of the Letter Loan Agreement, except only insofar as may be inconsistent with the express provisions of this Amending Agreement, shall apply to, and have effect in connection with this Amending Agreement.

4.3             This Amending Agreement does not constitute, in any way, a novation or a derogation to the rights, hypothecs, guarantees, recourses and rankings resulting from the Letter Loan Agreement. The Borrowers and the Subsidiary Guarantors hereby recognize that the Security granted to the Lender pursuant to the Letter Loan Agreement and the Loan Documents remain unaffected and confirm that such Security and other related documents shall remain in full force and effect.

4.4             This Amending Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original and which counterparts together shall constitute one and the same Amending Agreement. This Amending Agreement may also be executed by facsimile or pdf, and any signature contained hereon by facsimile or pdf shall be deemed to be equivalent to an original signature for all purposes.

4.5             This Amending Agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns; the term "successors" includes any corporation resulting from the amalgamation of any party with any other corporation.

4.6             This Amending Agreement shall be effective as of October 29, 2009, notwithstanding the actual date of signature of this Amending Agreement.

4.7             The parties hereto have expressly required that this Amending Agreement and all deeds, documents and notices relating thereto be drafted in the English Language. Les parties aux présentes ont expressément exigé que la présente convention d'amendement et tous les autres contrats, documents ou avis qui y sont afférents soient rédigés en langue anglaise.

[REMAINDER OF PAGE LEFT IN BLANK INTENTIONALLY]

IN WITNESS WHEREOF , this Agreement has been executed and delivered by the parties hereto.

ABITIBI-CONSOLIDATED INC., a debtor-in-possession, as Borrower By /s/ Allen Dea Name: Allen Dea Title: Vice President and Secretary	DONOHUE CORP., a debtor-in-possession, as Borrower By: /s/ Allen Dea Name: Allen Dea Title: Vice President and Assistant Treasurer
BANK OF MONTREAL, as Lender By: /s/ Damien Duprey Name: Damien Duprey Title: Vice President

LES PRÉSENTES SONT REÇUES ET LUES LE 30 OCTOBRE 2009 PAR:

INVESTISSEMENT QUÉBEC By /s/ Iya Touré Name: Iya Touré Title: Directeur du financement spécialisé